SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                919 THIRD AVENUE
                               NEW YORK 10022-3897
                                -------------------
                                  (212) 735-3000

                                            July 30, 1998

DLJ High Yield Bond Fund
277 Park Avenue
New York, NY  10172

                      Re:    DLJ High Yield Bond Fund
                             Registration on Form N-2
                             ------------------------

Ladies and Gentlemen:

               We have acted as special counsel to DLJ High Yield Bond Fund, a business trust formed under the Delaware Business Trust Act (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. ss. 3801 et seq.) (the "Trust"), in connection with the initial public offering by the Trust of up to 46,000,000 shares (including 6,000,000 shares subject to an over-allotment option) (the "Shares") of the Trust's Common Shares of Beneficial Interest, par value $.001 per share (the "Common Interests").

               In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Notification of Registration of the Trust as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), on Form N-8A, as filed with the Securities and Exchange Commission (the "Commission") on May 11, 1998 under the 1940 Act; (ii) the Registration Statement on Form N-2 (File Nos. 33-52373 and 811-8777), as filed with the Commission on May 11,

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DLJ High Yield Bond Fund
July 30, 1998
Page 2

1998 under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act, Pre-Effective Amendment No. 1 thereto, as filed with the Commission on June 25, 1998, Pre-Effective Amendment No. 2 thereto, as filed with the Commission on July 27, 1998 and Post-Effective Amendment No. 1 thereto, as filed with the Commission on July 30, 1998 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (iii) the form of the Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into between the Trust, as issuer, and Donaldson, Lufkin & Jenrette Securities Corporation, Advest, Inc., First Albany Corporation, Fahnestock & Co., Inc. First of Michigan Corporation, Gruntal & Co., L.L.C., Interstate/Johnson Lane Corporation, Janney Montgomery Scott Inc., Sands Brothers & Co., Ltd., Sutro & Co. Incorporated, Tucker Anthony Incorporated and Johnston, Lemon & Co. Inc., as representatives of the several underwriters named therein (the "Underwriters"), filed as an exhibit to the Registration Statement; (iv) a specimen certificate representing the Common Interests; (v) the Agreement and Declaration of Trust of the Trust, as currently in effect (the "Declaration"); (vi) the By-Laws of the Trust, as currently in effect; and (vii) certain resolutions of the Board of Trustees of the Trust relating to the issuance and sale of the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates of public officials, certificates of officers or other representatives of the Trust and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

               In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all


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DLJ High Yield Bond Fund
July 30, 1998
Page 3

signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Trust, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Trust and others.

               Members of our firm are admitted to the bar in the States of New York and Delaware, and we do not express any opinion as to any laws other than the Delaware Business Trust Act.

               Based upon and subject to the foregoing, we are of the opinion that when (i) Post-Effective Amendment No. 1 to the Registration Statement becomes effective; (ii) the Underwriting Agreement has been duly executed and delivered; and (iii) the Shares have been duly issued, executed and authenticated in accordance with the Declaration and delivered and paid for in accordance with the Underwriting Agreement, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable. In rendering this opinion we have assumed that if a shareholder requests a certificate representing Common Interests that such certificate will conform to the specimen examined by us and will have been manually signed by an authorized officer of the transfer agent and


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DLJ High Yield Bond Fund
July 30, 1998
Page 4


registrar for the Common Interests and registered by such transfer agent andregistrar.

               We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

                            Very truly yours,

                            /S/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP


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